        THIS LICENSE AGREEMENT is made as of the 28th day of February, 2002 between
Synermedics, Inc., a corporation organized and existing under the laws of the
State of Georgia ("Licensor"), and InnerSpace Corporation, a corporation organized and existing under the laws of the State of Delaware ("Licensee").

        The Effective Date is February 28, 2002.

        WHEREAS Licensor owns the Licensed Program and Licensed Technical
Information (each as defined below) and copyrights and other proprietary rights relating thereto; and

        WHEREAS, subject to the terms, conditions and provisions hereinafter set forth, Licensee desires to obtain from Licensor, and Licensor desires to grant to Licensee a nonexclusive, fully paid-up license to (i) use the Licensed
Program and Licensed Technical Information on a worldwide basis and (ii) use and modify source code of the Licensed Program;

        NOW, THERFORE in consideration of the premises and of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        The following terms, as used herein, shall have the following meanings:

        "AFFILIATE" means, when used with references to Licensee, any Person directly or indirectly controlling, controlled by or under common control with
Licensee. For purposes of this Agreement, 'control' means the direct or indirect ownership of over 50% of the outstanding voting securities of a Person, or the right to receive over 50% of the profits or earnings of a Person, or the right to control the policy decisions of a Person.

        "CONFIDENTIAL INFORMATION" means and includes (i) the source code and object code of the Licensed Program and the related Documentation, (ii) the
Licensed Technical Information; and (iii) any other written or oral information from which the furnishing party derives economic value, actual or potential, from such information not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

        "COPYRIGHT" means the copyrights related to the Licensed Work, including the copyright applications and registration(s), if any, listed on Exhibit A attached hereto and made part hereof, authorized under Title 17 of the United
States Code or under the laws of any other jurisdiction.

        "CUSTOMER" means any Person who has executed a valid End User Agreement or any other form of sublicense agreement relating to the license set forth herein.

        "DOCUMENTATION" means the explanatory and instructive materials in hardcopy, including manuals and other printed or visually perceptible materials that describe the use, function or operation of a computer software program.

        "END USER AGREEMENT" means an agreement between Licensee and a Person granting the right to use or benefit from any of the rights granted hereinunder.

        "LICENSE FEES" shall mean the payments made by Licensee to Licensor hereunder.

        "LICENSED PROGRAM" means the software program in source code, object code, or any other form having the copyright registrations and applications for copyright registration set forth in Exhibit A hereto and the specifications and functionality described in Exhibit B hereto, together with (i) Modifications thereto, (ii) all Documentation, and (iii) all derivative works based on the foregoing.

        "LICENSED TECHNICAL INFORMATION" means data furnished by Licensor that is used to populate the database component of the Licensed Program.

        "LICENSED WORK" means the Licensed Program, the Licensed Technical
Information and any derivative works, as well as all United States and foreign
Copyrights.

        "MODIFICATION" of work means any and all changes including improvements, enhancements, corrections, revisions to the work or any portion thereof, and any derivative of or work substantially similar to any of the foregoing, made by
Licensor or the Licensee.

        "PERSON" or "PERSONS" means any corporation, partnership, joint venture or natural person.

        "PROVIDER" means a natural person, licensed as a physician, a nurse practitioner or other medical professional, that provides healthcare services to patients on a regularly scheduled basis and bills those patients for his or her professional services. For purposes hereof, the term, "Provider" does not mean a nurse or other allied health professional who assists the Provider in the delivery of healthcare services to patients but who does not bill those patients for his or her professional services.

        "SALE" as applied to the Licensed Work means a genuine bonafide transaction for which consideration is received or expected for the use, lease, transfer or any other disposition of the Licensed Work. A Sale of the Licensed Work shall be deemed completed at the time Licensee or its sublicensee receives payment for such Licensed Work.

                                    ARTICLE 2
                                GRANT OF LICENSE

2.1 GRANT OF LICENSE. Subject to the terms and conditions contained in this
    Agreement, Licensor hereby grants to Licensee for the term of this
    Agreement a fully paid up, perpetual, worldwide, nonexclusive license, with a right to sublicense to:

        (a) Host and use the Licensed Work;

        (b) make copies of, and make derivative works of, the Licensed Work, for the use of Licensee in accordance with the terms of this Agreement including, without limitation, the confidentiality provisions contained herein;

        (c) distribute the Licensed Work in object code only;

        (d) sublicense the Licensed Work in object code only to customers of
            Licensee who have first executed an End User Agreement in a form that is reasonably acceptable to Licensor;

        (e) market the Licensed Work on a private label basis,

        (f) use and make Modifications to the source code of the Licensed Program.

2.2 RESERVATION OF RIGHTS. Licensor reserves the right to make copies of, to make derivative works of and to use the Licensed Work for commercial purposes and to license the Licensed Work to third parties subject to the terms of this Agreement.

2.3 NO RIGHTS BY IMPLICATION. No rights or licenses with respect to the
    Licensee Work are granted or deemed granted hereunder or in connection herewith, other than those rights or licenses expressly granted in this
    Agreement.

                                   ARTICLE 3
                                    PAYMENTS

3.1 PAYMENTS. In consideration for the license granted by this Agreement,
    Licensee shall pay Licensor as follows:

        (a) 1,800,000 shares of Licensee's common stock, deliverable upon execution of this Agreement;

        (b) $50,000, payable not later than July 31, 2002.

3.2 ROYALITES. The obligation of Licensee to pay the Fees and Net Service
    Bureau Access Fees described at Section 3.1 of that certain License
    Agreement between Licensor and Licensee dated as of February 28, 2001, or any other license fees or minimum royalties, is hereby terminated and of no further force and effect. The terms, "Fees" and "Net Service Bureau Access
    Fees" have the meaning ascribed in said Agreement.

3.3 CURRENCY, PLACE OF PAYMENT. All dollar amounts referred to in this
    Agreement are expressed in United States dollars. All payments other amounts to Licensor under this Agreement shall be made in United States dollars in immediately available funds.

                                   ARTICLE 4
               HOSTING, TRAINING, SUPPORT AND MAINTENANCE SERVICES

4.1 HOSTING. Licensee and its agents will assume all responsibility for hosting the Licensed Work for the benefit of its Customers. Licensor will be under no obligation to host the Licensed Work for the benefit of Licensee or
    Licensee's Customers.

4.2 TRAINING AND IMPLEMENTATION. Licensor will provide remote technical assistance and consultation to Licensee with respect to use of the Licensed
    Work at a rate of the lesser of $800 per day or $150 per hour (billed in increments of 15 minutes).

4.3 MAINTENANCE. Licensor will correct defects and provide Licensee with fixes to the Licensed Work. Any assistance required to fulfill Licensor's obligations under this Section will be provided at no additional charge unless such assistance is found to be the result of hardware failure, user error, neglect or negligence. Assistance required as a result of such failure, user error, neglect or negligence will be compensated by the
    Licensee at the rate of $150 per hour (billed in increments of 15 minutes).

4.4 UPGRADES. Licensor has no obligation to support the Licensed Work to assure that it remains commercially viable and satisfies applicable regulatory and health industry standards. However, Licensor will provide Licensee with any and all upgrades it makes to the Licensed Work at no additional charge.

4.5 ACCESS TO LICENSED WORK. Licensee shall provide Licensor with remote access to the installed Licensed Work and its affiliated hardware during regular business hours, and for reasonable periods of time, for the purpose of testing, identification of defects, and installation of any changes, fix or upgrade. Licensor will exercise best efforts to coordinate with Licensee an appropriate schedule to perform service and support so as to minimize the operational impact to Licensee's operations. In appropriate circumstances, at the sole discretion of Licensor, changes, fixes or upgrades may be delivered through appropriate magnetic media, electronically transmitted or delivered through a representative of Licensor.

4.6 EXCUSED PERFORMANCE. Licensor shall not be liable for any failure to perform or delayed performance of any obligation under the Agreement if such performance is prevented, hindered or delayed by reason of any cause beyond the reasonable control of Licensor, including, without limitation, any labor dispute, strike or other industrial disturbance, act of God, flood, shortage of materials from various manufacturers, earthquakes, hurricanes, casualty, war, act of public enemy, riot, insurrection, embargo law, blockage, action, restriction and regulation or order of any government, government agency or subdivision thereof.

                                    ARTICLE 5
                                    WARRANTY

5.1 WARRANTY. THE LICENSED WORK IS PROVIDED ON AN "AS IS" BASIS AND LICENSOR
    MAKES NO REPRESENTATIONS OR WARRANTEES, EXPRESS OR IMPLIED, WITH RESPECT

    THERETO. BY WAY OF EXAMPLE BUT NOT OF LIMITATION, THE LICENSOR MAKES NO
    REPRESENTATIONS OR WARRANTEES (i) OF COMMERCIAL UTILITY, (ii) OF
    MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR (iii) THAT THE USE
    OF THE LICENSED WORK WILL NOT INFRINGE ANY PATENT, COPYRIGHT OR TRADEMARK
    OR OTHER PROPRIETARY OR PROPERTY RIGHTS OF OTHERS. EXCEPT AS EXPRESSLY
    PROVIDED HEREIN, LICENSOR DISCLAIMS ANY WARRANTY THAT THE LICENSED WORK IS
    FREE FROM THE RIGHTFUL CLAIMS OF ANY THIRD PARTY. LICENSOR SHALL NOT BE
    LIABLE TO LICENSEE, LICENSEE"S SUCCESSORS OR ASSIGNS, OR ANY OTHER THIRD
    PARTY WITH RESPECT TO ANY CLAIM ON ACCOUNT OF, OR ARISING FROM THE USE OF
    INFORMATION IN CONNECTION WITH THE LICENSED WORK SUPPLIED HEREUNDER OR THE
    USE OR LICENSE OF THE LICENSED WORK OR ANY OTHER MATERIAL OR ITEM DERIVED
    THEREFROM. LICENSOR SHALL NOT BE LIABLE TO LICENSEE, OR ANY OTHER PERSON
    FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, OR
    FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND INCURRED BY
    LICENSEE OR ANY OTHER PERSON WHETHER UNDER THIS AGREEMENT OR OTHERWISE,
    EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS.

5.2 LICENSEE INDEMNIFICATION. Licensee will indemnify and hold harmless
    Licensor, its, officers, agents and employees (collectively, the
    "Indemnified Parties"), from and against any and all liability, loss, damage, action, claim or expense suffered or incurred by the Indemnified
    Parties (including reasonable attorney's fees) (individually, a "Liability"
    and collectively, the "Liabilities") which results from or arises out of
    (a) the use of the Licensed Work by Licensee, its Affiliates, assignees, vendors or other third parties; (b) breach by Licensee of any covenant or agreement contained in this Agreement; and (c) the successful enforcement by an indemnified Party of its right under this Section. The indemnification obligation under clause (a) shall be mitigated by the sole negligence of the Indemnified Party. Without limiting the foregoing,
    Licensee will indemnify and hold harmless the Indemnified Parties from and against any Liabilities resulting from: (a) Any claim of any kind related to the use by a third party of the Licensed Work by Licensee, its
    Affiliates, assignees, or other third parties; and (b) any claim by a third party that the Licensed work infringes or violates any patent, copyright, trademark or other intellectual property rights of such third party.

5.3 PROCEDURES. The Indemnified Party shall promptly notify Licensee of any claim or action giving rise to a Liability that is subject to the provisions of this Article. Licensee shall have the right to defend any such claim or action, at its cost and expense. Licensee shall not settle or compromise any such claim or action in a manner that imposes any restrictions or obligations on Licensor or grants any rights to the
    Licensed Work, without Licensor's written consent, which consent shall not be unreasonably withheld. If Licensee fails or declines to assume the defense of any such claim or action within thirty (30) days after notice thereof, Licensor may assume the defense of such claim or action for the account and at the risk of Licensee, and any Liability related thereto shall be conclusively deemed a liability of Licensee. Licensee shall pay promptly to the Indemnified Party any Liabilities to which the foregoing indemnify relates, as incurred. The indemnification rights of Licensor or other indemnified Party contained herein are in addition to all other rights which such indemnified Party may have at law or in equity or otherwise.

                                   ARTICLE 6
                         MODIFICATION OF LICENSED WORK.

6.1 MODIFICATIONS.

        (a) Licensee shall have the right to make Modifications of the Licensed
            Work, including derivatives, which Modifications, and all patents, copyrights and trademarks relating thereto, shall become the property of Licensee from the moment of their creation, subject to the
            Licensor's license rights hereunder.

        (b) Licensee may from time to time release Modifications developed by
            Licensor, subject to the Licensee's license rights hereunder. Licensor will provide one copy of such Modifications to Licensee.
            Notwithstanding, Licensee acknowledges and agrees that the Licensor shall have no obligation to make Modifications of the Licensed Work.

                                   ARTICLE 7
                                 CONFIDENTIALITY

7.1 NONDISCLOSURE.

        (a) Licensee shall maintain in confidence and shall not disclose to any third Party (except an authorized sublicensee) the Confidential
            Information received pursuant to this Agreement, without the prior written consent of Licensor. The foregoing obligation shall not apply to: (i) information that is known to Licensee or independently developed by Licensee prior to the time of disclosure; (ii)
            information disclosed to Licensee by a third party that has a right to make such disclosure; (iii) information that becomes patented, published or otherwise part of the public domain as a result of acts by Licensor or by a third person who has the right to make such disclosure; or (iv) information that is required to be disclosed by order of any governmental authority or a court of competent jurisdiction; provided that Licensee shall notify Licensor if it believes such disclosure is required and shall use its best efforts to obtain confidential treatment of such information by the agency or court.

        (b) Licensor shall maintain in confidence and shall not disclose to any third Party (except an authorized sublicensee) the Confidential
            Information received pursuant to this Agreement, without the prior written consent of Licensee. The foregoing obligation shall not apply to: (i) information that is known to Licensor or independently developed by Licensor prior to the time of disclosure; (ii)
            information disclosed to Licensor by a third party that has a right to make such disclosure; (iii) information that becomes patented, published or otherwise part of the public domain as a result of acts by Licensee or by a third person who has the right to make such disclosure; or (iv) information that is required to be disclosed by order of any governmental authority or a court of competent jurisdiction; provided that Licensor shall notify Licensee if it believes such disclosure is required and shall use its best efforts to obtain confidential treatment of such information by the agency or court.

        (c) The receiving party's obligations of confidentiality with respect to
            Confidential Information that constitute trade secrets under the
            Uniform Trade Secrets Act as adopted in the State of Georgia (or other similar applicable law) shall run for as long as such information remains a trade secret. The receiving party's obligations of confidentiality with respect to Confidential Information that is not covered under the Uniform Trade Secrets Act as adopted in the State of
            Georgia (or other similar applicable law), shall run for three (3)
            years from the date of termination of this Agreement.

7.2 USE OF CONFIDENTIAL INFORMATION.

        (a) Licensee shall ensure that all of its employees, agents and contractors having access to the Confidential Information of Licensor are obligated in writing to abide by Licensee's obligations hereunder.
            Licensee shall use the Confidential Information only for the purposes contemplated under this Agreement.

        (b) Licensor shall ensure that all of its employees, agents and contractors having access to the Confidential Information of Licensee are obligated in writing to abide by Licensor's obligations hereunder.
            Licensor shall use the Confidential Information only for the purposes contemplated under this Agreement.

7.3 INJUNCTIVE RELIEF. Because damages at law will be an inadequate remedy for breach of any of the covenants, promises and agreements contained in this
    Article 6 hereof, the aggrieved party shall be entitled to injunctive relief in any state or federal court located within the City of Atlanta,
    Georgia, including specific performance or an order enjoining the breaching party from any threatened or actual breach of such covenants, promises or agreements. The rights set forth in this Section shall be in addition to any other rights which the aggrieved party may have at law or in equity.

                                   ARTICLE 8
                         WARRANTIES AND REPRESENTATIONS

8.1 REPRESENTATIONS AND WARRANTIES OF LICENSOR. Licensor represents and warrants to Licensee that

        (a) Licensor is a corporation duly organized, validly existing and in good standing under the laws of Georgia, and has all requisite corporate power and authority to execute, deliver and perform this Agreement.

        (b) This Agreement, when executed and delivered by Licensor, will be the legal, valid and binding obligation of Licensor, enforceable against
            Licensor in accordance with its terms.

        (c) The execution, delivery and performance of this Agreement by Licensor does not conflict with, or constitute a breach or default under, (i)
            the charter documents of Licensor, (ii) any law, order, judgment or governmental rule or regulation applicable to Licensor, or (iii) any provision of any agreement, contract, commitment or instrument to which Licensor is a party; and the execution, delivery and performance of this Agreement by Licensor does not require the consent, approval or authorization of, or notice or declaration to or filing or registration with, any governmental or regulatory authority.

        (d) Licensor holds full right, title and interest in and to the Licensed
            Work. To its knowledge, the Licensed Work does not infringe the proprietary rights of any third party. Licensor has not received any written notice that the Licensed Work infringes the proprietary rights of any third party.

8.2 REPRESENTATIONS AND WARRANTIES OF LICENSEE. Licensee represents and warrants to Licensor that

        (a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to execute, deliver and perform this Agreement.

        (b) This Agreement, when executed and delivered by Licensee, will be the legal, valid and binding obligation of Licensee, enforceable against
            Licensee in accordance with its terms.

        (c) The execution, delivery and performance of this Agreement by Licensee does not conflict with, or constitute a breach or default under, (i)
            the charter documents of Licensee, (ii) any law, order, judgment or governmental rule or regulation applicable to Licensee, or (iii) any provision of any agreement, contract, commitment or instrument to which Licensee is a party; and the execution, delivery and performance of this Agreement by Licensee does not require the consent, approval or authorization of, or notice or declaration to or filing or registration with, any governmental or regulatory authority.

                                   ARTICLE 9
                       PROPRIERARY RIGHTS AND INFRINGEMENT

9.1 RIGHTS PROTECTION.

        (a) LICENSEE CONTROL. Licensee shall be responsible for and shall control the preparation, prosecution and maintenance of all copyrights and patent rights pertaining to the Licensed Work.

        (b) LICENSOR PROSECUTION. If Licensee elects not to file, prosecute or maintain any copyright or patent to the Licensed Work, it shall notify
            Licensor at least sixty (60) days prior to taking, or not taking, any action which would result in abandonment, withdrawal, or lapse of such right. Licensor shall then have the right to file, prosecute or maintain the right at its own expense and set off such expense from the royalty payments due Licensor hereinunder.

        (c) COOPERATION. Each party shall cooperate with the other party to execute all lawful papers and instruments and to make all rightful oaths and declarations as may be necessary in the preparation and prosecution of all rights referred to in this Section.

9.2 INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS; INFRINGEMENT BY THIRD PARTY.

        (a) THIRD PARTY INFRINGEMENT.

                (i) LICENSEE'S OBLIGATIONS. Each party will promptly notify the other party of any infringement or possible infringement of rights relating to the Licensed Work by a third-party. Licensee shall have the right, but not the obligation, to prosecute such
                    infringement at its own expense. In such event, Licensor shall cooperate with Licensee, at Licensee's expense. Licensee shall not settle or compromise any such suit in a manner that imposes any obligations or restrictions on Licensor or grants any rights to the Licensed Work, without Licensor's written consent.

               (ii) LICENSOR'S RIGHTS. If Licensee fails to prosecute such infringement within ninety (90) days after receiving notice thereof, Licensor shall have the right, but not the obligation, to prosecute such infringement at its own expense. In such event,
                    Licensee shall cooperate with Licensor, at Licensor's expense.

               (iii)RECOVERY DISTRIBUTION. Any recovery obtained by the prosecuting party as a result of such proceeding, by settlement or otherwise, shall be applied first to the prosecuting party, in an amount equal to its costs and expenses of the litigation, with the remainder to be paid to the Licensee, subject to the earned
                    PAYMENTS due to Licensor under Article 3 hereof.

                                   ARTICLE 10
                              TERM AND TERMINATION

10.1 TERM. This Agreement and the licenses granted herein shall commence on the
     Effective Date and shall continue, subject to earlier termination under
     Sections 11.2 or 11.3 hereof, in perpetuity or, if a specified term is required by law, for a period of thirty (30) years thereafter.

10.2 TERMINATION BY LICENSOR.

        (a) EVENTS OF DEFAULT. Upon the occurrence of any of the events set forth below ("Events of Default"), Licensor shall have the right to terminate this Agreement by giving written notice of termination, such termination being effective with the giving of such notice:

                (i) Nonpayment of any amount payable to Licensor that is continuing then (10) calendar days after Licensor gives Licensee written notice of such nonpayment;

                (ii) breach by Licensee of any covenant (other than a payment breach referred to in clause (i) above) or any representation or
                     warranty contained in this Agreement that is continuing sixty
                     (60) calendar days after Licensor gives Licensee written notice of such breach; provided that if Licensee, using its best
                     efforts, cannot cure such breach within the flat sixty (60) days, the cure period shall be extended by an additional sixty (60)
                     calendar days, the total cure period not to exceed one hundred twenty (120) days; or

                (iii)Licensee fails to comply with the terms of the license granted under Article 2 hereof and such noncompliance is continuing thirty (30) calendar days after Licensor gives Licensee notice of such noncompliance;

10.3 NO WAIVER. No exercise by Licensor of any right of termination shall constitute a waiver of any right of Licensor for recovery of any monies then due to it hereunder or any other right or remedy Licensor may have at law or under this Agreement.

10.4 RIGHTS AND DUTIES UPON TERMINATION. Within thirty (30) days after termination of this Agreement, each party shall return to the other party any Confidential Information of the other Party. Licensee also shall return all copies of the Licensed Program in its possession that are embodied in physical form to Licensor promptly upon the termination of this Agreement.

10.5 SUBLICENSES. Any sublicenses granted by Licensee under this Agreement and conforming substantially to the form of End User License Agreement agreed to by the parties shall survive termination of this Agreement in accordance with the terms of such sublicense.

10.6 PROVISIONS SURVIVING TERMINATION. Licensee's obligation to make payments accrued but unpaid prior to termination of this Agreement shall survive such termination. In addition, any other provisions required to interpret the rights and obligations of the parties arising prior to the termination date shall survive expiration or termination of this Agreement.

                                   ARTICLE 11
                              ADDITIONAL PROVISIONS

11.1 ASSIGNMENT. This Agreement may be assigned by either party upon written notice to the nonassigning party. No assignment shall relieve Licensee of responsibility for the performance of any obligations which have accrued prior to such assignment.

11.2 NO WAIVER. A waiver by either party of a breach or violation of any provision of this Agreement must be in writing in order to be effective. No waiver will constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this Agreement.

                                       10

11.3 INDEPENDENT CONTRACTOR. Nothing herein shall be deemed to establish a relationship of principal and agent between Licensor and Licensee, nor any of their agents or employees for any purpose whatsoever. This Agreement shall not be construed as constituting Licensor and Licensee as partners, or as creating any other form of legal association or arrangement that could impose liability upon one party for the act or failure to act of the other party.

11.4 NOTICES. Any notice under this Agreement shall be sufficiently given if sent in writing by prepaid, first class, certified or registered mail, return receipt requested, addressed as follows:

        (a) If to Licensor, to

                  Synermedics, Inc.
                  860 Denison Street
                  Unit 7
                  Markham, Ontario  L3R 4H1
                  Canada

        (b) If to Licensee, to:

                  InnerSpace Corporation
                  201 Allen Road NE
                  Suite 310
                  Atlanta, Georgia  30328-4864

                  or to such other addresses as may be designated from time to time by notice given in accordance with the terms of this Section.

11.5 ENTIRE AGREEMENT. This Agreement embodies the entire understanding between the parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral. This Agreement may not be varied except by a written document signed by duly authorized representatives of both parties.

11.6 SEVERABILITY. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or unenforceability of any of the terms of this
     Agreement in any other jurisdiction.

11.7 HEADINGS. Any headings and captions used in this Agreement are for convenience of reference only and shall not affect its construction or interpretation.

                                       11

11.8 NO THIRD PARTY BENEFITS. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their permitted assigns, any benefits, rights or remedies.

11.9 GOVERNING LAW. This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Georgia, without giving effect to conflict of law provisions.

11.10 COUNTERPARTS. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

11.11 FURTHER ASSURANCES. The parties shall sign such other instruments, cause such meetings to be held and resolutions passed, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts as things as may be reasonably necessary or desirable to give full effect to the intent and purposes of this Agreement.

                                       12

IN WITNESS WHEREOF AND INTENDING TO BE BOUND, the parties hereto execute this
Agreement through their authorized representatives as of the date first above written.

INNERSPACE CORPORATION

By:/s/Robert D. Arkin
   Robert D. Arkin
   Chief Executive Officer

SYNERMEDICS, INC.

By:/s/Jay Stulberg
   Jay Stulberg
   President

                                       13